UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 25, 2024

(Exact name of registrant as specified in its charter)

Customers Bancorp, Inc.

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)
701 Reading Avenue
West Reading PA 19611
(Address of principal executive offices, including zip code)
(610) 933-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Voting Common Stock, par value $1.00 per share	CUBI	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, par value $1.00 per share	CUBI/PE	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, par value $1.00 per share	CUBI/PF	New York Stock Exchange
5.375% Subordinated Notes due 2034	CUBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2024, Customers Bancorp, Inc (the “Company”) entered into an Agreement and Mutual General Release (“Agreement”) with Carla A. Leibold, who had served as the Company’s Executive Vice President and Chief Financial Officer from November 2018 through April 10, 2024 (“Separation Date”).

The Agreement provides for post-employment compensation to be paid to Ms. Leibold in an amount equal to $2,500,000, payable in equal installments according to the Company’s regular payroll schedule for the two-year period following the Separation Date, such payments subject to applicable taxes, legally required withholdings, and/or payroll deductions. Ms. Leibold and the Company each granted a general release in favor of the other party, the party’s affiliates and their respective representatives with respect to claims relating to events up to the effective date of the Agreement. Ms. Leibold forfeited all of her unvested equity awards as of the Separation Date, which included 25,000 stock options, 20,685 performance stock units and 29,981 restricted stock units. The Supplemental Executive Retirement Plan and the Split Dollar Life Insurance Agreement, each between Ms. Leibold and the Company and effective May 2, 2021, have been terminated and Ms. Leibold is not entitled to any benefit thereunder. Ms. Leibold and the Company will continue to be bound by the nondisclosure, nonsolicitation, noncompete and indemnification provisions of her previous employment agreement with the Company. In the event that certain cooperation is required of Ms. Leibold under the Agreement, she will be reimbursed for reasonable expenses incurred in connection therewith, including her own attorneys’ fees, and the Company will pay her an hourly rate of $500 for such cooperation. Ms. Leibold has represented to the Company that she is not aware of any facts that constitute or might constitute violations of the Company’s legal or regulatory obligations.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Andrew Sachs
Name: Andrew Sachs
Title: Executive Vice President - General Counsel and Corporate Secretary

Date: April 25, 2024